Exhibit 99.1

RED LION HOTELS CORPORATION
Unaudited Condensed Consolidated Balance Sheets
As of September 30, 2019
(In thousands, except share data)

	As Reported	Less: Atlanta and SLC Hotel Assets Sold		Atlanta and SLC Pro Forma Adjustments		Less: DC Hotel Asset Sold		DC Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	18,267	24,864	a	463	f	(410)	j	(213)	f	36,079
				(9,203)	i			2,311	g
Restricted cash	2,930			(619)	g			(2,311)	g	—
Accounts receivable, net	19,496			(1,360)	f			(74)	f	18,062
Notes receivable, net	4,188									4,188
Other current assets	4,961			(290)	f			(278)	f	4,393

Total current assets	49,842	24,864		(11,009)		(410)		(565)		62,722

Property and equipment, net	107,554	(37,532)	b			(18,075)	b			51,947
Operating lease right-of-use assets	48,553					(10,855)	d			37,698
Goodwill	18,595									18,595
Intangible assets, net	58,233									58,233
Other assets, net	5,085					(703)	b			4,382

Total assets	287,862	(12,668)		(11,009)		(30,043)		(565)		233,577

LIABILITIES
Current liabilities:
Accounts payable	5,176			(514)	f			(412)	f	4,250
Accrued payroll and related benefits	1,868			(200)	f			(59)	f	1,609
Other accrued liabilities	5,519	(127)	d	(473)	f	(71)	d	(94)	f	4,754
Long-term debt, due within one year	24,628	(8,171)	c			(16,457)	c			—
Operating lease liabilities, due within one year	4,801					(966)	d			3,835

Total current liabilities	41,992	(8,298)		(1,187)		(17,494)		(565)		14,448

Long-term debt, due after one year, net of debt issuance costs	20,496	(10,939)	c							9,557
Line of credit, due after one year	10,000									10,000
Operating lease liabilities, due after one year	46,871					(11,941)	d			34,930
Deferred income and other long-term liabilities	1,541	(278)	d			(41)	d			1,222
Deferred income taxes	1,217									1,217

Total liabilities	122,117	(19,515)		(1,187)		(29,476)		(565)		71,374

Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLH Corporation stockholders' equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—									—
Common stock - 50,000,000 shares authorized; $0.01 par value; 25,075,912 and 24,570,158 shares issued and outstanding	252									252
Additional paid-in capital, common stock	182,723			(71)	h			(1,083)	h	181,569
Accumulated deficit	(26,923)	3,766	e			(312)	e			(23,469)

Total RLH Corporation stockholders’ equity	156,052	3,766		(71)		(312)		(1,083)		158,352
Noncontrolling interest	9,693	3,081	e	(9,751)	h, i	(255)	e	1,083	h	3,851

Total stockholders’ equity	165,745	6,847		(9,822)		(567)		—		162,203

Total liabilities and stockholders’ equity	287,862	(12,668)		(11,009)		(30,043)		(565)		233,577

a - Reflects the cash from the sale of assets less selling costs and the repayment of debt

b - Reflects the book value of assets sold

c - Reflects the elimination of debt after full repayment

d - Reflects the leases and/or equipment financing assumed by the purchaser

e - Reflects the gain on sale

f - Reflects the settlement of working capital

g - Reflects the release of restricted cash related to the assets sold and repayment of debt

h - Reflects the elimination of the noncontrolling interest

i - Reflects the proforma distribution of cash to the noncontrolling interest.

j - Reflects the additional cash in excess of cash received from the sale of assets less selling costs required to repay outstanding debt

RED LION HOTELS CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Income (Loss)
For the year ended December 31, 2018
(In thousands, except per share data)

	As Reported	Less: Previously Sold Hotels (k)	Prev Sold Pro Forma Adjustments		Less: DC Hotel Asset Sold	DC Pro Forma Adjustments		Pro Forma
Revenue:
Royalty	22,309		561	l		143	l	23,013
Other franchise	5,537							5,537
Company operated hotels	82,021	(30,084)			(5,271)			46,666
Marketing, reservations and reimbursables	25,948		1,486	l		232	l	27,666
Other	34							34

Total revenues	135,849	(30,084)	2,047		(5,271)	375		102,916

Operating expenses:
Selling, general, administrative and other expenses	32,122							32,122
Company operated hotels	67,314	(25,233)			(4,451)			37,630
Marketing, reservations and reimbursables	26,877		1,486	l		232	l	28,595
Depreciation and amortization	17,003	(4,366)			(909)			11,728
Asset impairment	10,582							10,582
Loss (gain) on asset dispositions, net	(42,021)	41,543						(478)
Acquisition and integration costs	2,219							2,219

Total operating expenses	114,096	11,944	1,486		(5,360)	232		122,398

Operating income (loss)	21,753	(42,028)	561		89	143		(19,482)
Other income (expense):
Interest expense	(6,209)	2,957			1,232			(2,020)
Loss on early retirement of debt	(794)							(794)
Other income (expense), net	265	(2)						263

Total other income (expense)	(6,738)	2,955	—		1,232	—		(2,551)

Income (loss) from continuing operations before taxes	15,015	(39,073)	561		1,321	143		(22,033)
Income tax expense (benefit)	(71)							(71)

Net income (loss)	15,086	(39,073)	561		1,321	143		(21,962)
Net (income) loss attributable to noncontrolling interest	(13,129)	17,583			(594)			3,860

Net income (loss) and comprehensive income (loss) attributable to RLHC	1,957	(21,490)	561		727	143		(18,102)

Earnings (loss) per share - basic	$0.08							$(0.74)
Earnings (loss) per share - diluted	$0.08							$(0.74)
Weighted average shares - basic	24,392							24,392
Weighted average shares - diluted	25,477							24,392

k - Includes the actual results for the nine company operated hotels sold during the year ended December 31, 2018.

l - Reflects the franchise income and related expenses that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.

RED LION HOTELS CORPORATION
Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Income (Loss)
For the nine months ended September 30, 2019
(In thousands, except per share data)

	As Reported	Less: Atlanta and SLC Hotel Assets Sold	Atlanta and SLC Pro Forma Adjustments		Less: DC Hotel Asset Sold	DC Pro Forma Adjustments		Pro Forma
Revenue:
Royalty	17,516		296	l		112	l	17,924
Other franchise	3,772							3,772
Company operated hotels	43,839	(11,129)			(4,171)			28,539
Marketing, reservations and reimbursables	22,632		532	l		130	l	23,294
Other	13							13

Total revenues	87,772	(11,129)	828		(4,171)	242		73,542

Operating expenses:
Selling, general, administrative and other expenses	21,921							21,921
Company operated hotels	36,750	(9,061)			(3,415)			24,274
Marketing, reservations and reimbursables	22,088		532	l		130	l	22,750
Depreciation and amortization	11,192	(1,887)			(670)			8,635
Asset impairment	5,382				(5,382)			—
Loss (gain) on asset dispositions, net	45							45
Transaction costs	436							436

Total operating expenses	97,814	(10,948)	532		(9,467)	130		78,061

Operating income (loss)	(10,042)	(181)	296		5,296	112		(4,519)
Other income (expense):
Interest expense	(3,690)	1,114			1,615			(961)
Loss on early retirement of debt	(164)				164			—
Other income (expense), net	121	(2)						119

Total other income (expense)	(3,733)	1,112	—		1,779	—		(842)

Income (loss) from continuing operations before taxes	(13,775)	931	296		7,075	112		(5,361)
Income tax expense (benefit)	676							676

Net income (loss)	(14,451)	931	296		7,075	112		(6,037)
Net (income) loss attributable to noncontrolling interest	4,040	(419)			(3,184)			437

Net income (loss) and comprehensive income (loss) attributable to RLHC	(10,411)	512	296		3,891	112		(5,600)

Earnings (loss) per share - basic	$(0.42)							$(0.23)
Earnings (loss) per share - diluted	$(0.42)							$(0.23)
Weighted average shares - basic	24,859							24,859
Weighted average shares - diluted	24,859							24,859

l - Reflects the franchise income and related expenses that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.